EXHIBIT 1.01

CONFLICT MINERALS REPORT OF
PLEXUS CORP.
IN ACCORDANCE WITH RULE 13p-1
UNDER THE SECURITIES EXCHANGE ACT OF 1934
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2015

Introduction

This Conflict Minerals Report (the “Report”) of Plexus Corp. (“Plexus,” the “Company,” “we,” “us,” or “our”) has been prepared for calendar year 2015 under the Securities Exchange Act of 1934 (the “Act”). The term “conflict mineral” is defined as (A) columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD (collectively, the “Conflict Minerals Rule”) and the reader is referred to those sources, and also to Securities and Exchange Commission (“SEC”) Release No. 34-67716 (August 22, 2012) under the Act for such definitions.

In accordance with the Conflict Minerals Rule, we undertook efforts to determine whether the conflict minerals necessary to the functionality or production of products that we manufacture, or contract to manufacture, were sourced from the Covered Countries, or are from recycled or scrap sources. The Company designed its due diligence efforts to conform, in all material respects, with the framework presented by the Organisation for Economic Co-operation and Development (the “OECD”) in the publication Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for each of the conflict minerals (collectively, the “OECD Guidance”).

The statements below are based on the due diligence activities performed to date and on the information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or a lack of available smelter data, errors or omissions by suppliers or smelters, evolving confirmation of smelters, incomplete information from industry or other third-party sources, and other issues.

About Plexus

Plexus participates in the Electronic Manufacturing Services (“EMS”) industry. We deliver optimized solutions to our customers through our unique Product Realization Value Stream. Our customer-focused solutions model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining solutions. Plexus delivers comprehensive end-to-end solutions for customers in the Americas, Europe, Middle East, and Africa and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Plexus provides award-winning customer service to more than 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors. The Company's customers have stringent quality, reliability and regulatory requirements, requiring exceptional production and supply chain agility. Their products require complex configuration management, direct order fulfillment (to end customers) and global logistics management and Aftermarket Services. To service the complexities that the Company's customers' products demand, Plexus utilizes its Product Realization Value Stream, addressing its customers' products from concept to end of life.

Description of Products

Plexus does not sell “Plexus-branded” products. Plexus provides services for original equipment manufacturers (“OEMs”) with a focus on supporting mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. The products falling within the scope of this Report include the assemblies and products that we manufactured or contracted to manufacture for customers in the market sectors listed above during calendar year 2015. Although Plexus did not find any evidence that the required conflict minerals contained in these assemblies or products directly or indirectly benefited armed groups in the Covered Countries, we were unable to conclude that any of these assemblies and products were definitively “DRC conflict free.”

Conflict Minerals Policy

Plexus is committed to ensuring ethical sourcing and has made significant progress in developing supply chain transparency. We have a Conflict Minerals Policy Statement (the “Conflict Minerals Policy”), which is posted on our website at the following link:
http://www.plexus.com/sites/default/files/resources/plexus_conflict_minerals_policy_statement.pdf.

Reasonable Country of Origin Inquiry (“RCOI”)

Plexus conducted a good faith RCOI regarding the conflict minerals in the materials, components and finished goods supplied to the Company. We utilized a third-party service provider (the “Provider”) to assist in supplier outreach and our due diligence procedures.

Plexus reviewed the assemblies and products that it manufactured or contracted to manufacture for customers during calendar year 2015 and identified suppliers that supply components or products, or engage in manufacturing activities, that are likely to contain conflict minerals. We removed from the list of suppliers all service providers, indirect materials suppliers, and inactive suppliers that did not supply goods to Plexus. We focused our RCOI efforts on suppliers comprising approximately the top 90% of the Company’s spend with suppliers.

The Provider conducted the supplier survey portion of the RCOI. Suppliers received a communication describing the compliance requirements and requesting information on the conflict minerals in their products and the smelters or refiners of those conflict minerals. The Provider, on behalf of the Company, utilized version 4.01 of the Conflict-Free Sourcing Initiative’s (the “CFSI”) Conflict Minerals Reporting Template (“CMRT”). The Provider, on behalf of Plexus, engaged approximately 2,000 suppliers determined to be in scope for purposes of our RCOI efforts to collect information regarding the presence and sourcing of conflict minerals in the products supplied to the Company.

The Provider followed up with all unresponsive suppliers through a defined process. The Provider utilized both automated and direct email communications. The communications offered assistance and further information to suppliers about the requirements of the Conflict Minerals Rule and the Company’s compliance program. A minimum of two attempts were made to contact unresponsive suppliers. Additionally, suppliers were contacted to address incomplete data, missing smelters or refiners, and invalid submissions. The Provider monitored and tracked all invalid or incomplete supplier submissions.

Although we requested information at a product level, a majority of suppliers provided CMRT responses at a company or division level that included information on all products sold by the supplier to its customers, even though Plexus may have purchased only a limited subset of components or products from the supplier. Therefore, the information provided by these suppliers was not necessarily limited to smelters or refiners that were potentially part of the Company’s supply chain.

On the basis of the responses during our RCOI, the Company was unable to determine that the conflict minerals necessary to the functionality or production of our products did not originate in the Covered Countries. As a result and in accordance with the Conflict Minerals Rule, Plexus undertook the due diligence measures described below on the source and chain of custody of the conflict minerals in its supply chain.

Design of Due Diligence

As previously disclosed, the Company’s due diligence measures were designed to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD Guidance.

The design of the Company’s due diligence measures took into account the OECD’s recommendations for “downstream” actors with no direct relationships with smelters or refiners. “Downstream” refers to the supply chain from smelters or refiners to retailers and manufacturers, whereas “upstream” refers to the supply chain from the mines to the smelters or refiners.

Plexus does not have a direct relationship with any smelters or refiners and therefore, does not perform direct audits of the due diligence practices of these entities. The Company instead relies on internationally-recognized validation schemes that facilitate independent third-party audits of smelters or refiners and validate that smelters or refiners have met the requirements of the OECD Guidance, such as the CFSI Conflict-Free Smelter Program. Plexus supports this program through membership and participation in the CFSI as a member of the Electronics Industry Citizenship Coalition (“EICC”).

Due Diligence Measures Performed

Plexus’ overall conflict minerals program is based on the five-step framework of the OECD Guidance. Plexus followed the five-step framework established by the OECD Guidance while performing our due diligence measures for calendar year 2015, which consisted of the following steps:

Step 1:    Maintain strong company management systems
Step 2:    Identify and assess risks in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelters’ and refiners’ due diligence practices when required
Step 5:    Report annually on supply chain due diligence

Step 1: Maintain strong company management systems

Plexus has established an internal management system designed to assist with complying with the Conflict Minerals Rule. As previously discussed, we also retained the services of the Provider to assist with our efforts. Through use of the Provider’s web-based reporting tool we are able to collect and store supplier data and CMRTs, communicate with suppliers and monitor risks in our supply chain. The use of this tool and our other management systems has provided an opportunity for the Company to assist our suppliers in understanding our expectations and requirements and to increase the rate of responses received from our suppliers.

Control Systems:

The Company’s Conflict Minerals Policy outlines the expectation that all Plexus suppliers abide by the requirements of the Plexus Supplier Code of Conduct, which prohibits human rights abuses and unethical practices. The Conflict Minerals Policy also requires all suppliers to comply with applicable legal standards and requirements and provide us with completed conflict minerals declarations annually.

We periodically review our Conflict Minerals Policy and will make updates as necessary and appropriate. If a supplier fails to comply with our Conflict Minerals Policy, we may reconsider our willingness to continue to partner with that supplier.

Supplier Engagement:

In an effort to strengthen engagement with suppliers, Plexus utilized version 4.01 of the CMRT and the Provider’s web-based reporting tool for collecting CMRTs from our supplier base. The use of these tools and our other engagement efforts, have allowed us to assist our suppliers in understanding our expectations.

Company Level Grievance Mechanism:

As an additional means of communication regarding conflict minerals, Plexus employees and other stakeholders can communicate directly and confidentially with the Company’s Corporate Compliance Officer and executive management by using the Plexus Ethics Hotline, as outlined in the Plexus Code of Conduct and Business Ethics, which is available at www.plexus.com (follow the links to “Investor Relations” and then to “Corporate Governance”).

Document Retention:

Plexus is retaining documentation regarding its conflict minerals program for calendar year 2015 in accordance with its record retention guidelines.

Step 2: Identify and assess risks in the supply chain

Plexus performed multiple steps in an effort to ensure that risks were identified and assessed during the execution of its conflict minerals program. This included risks associated with smelters or refiners, supplier responses, and with suppliers’ internal policies and programs.

The Provider verified whether the metals processors identified by each supplier on its CMRT are actually smelters, refiners, or recyclers of conflict minerals (“verified smelters or refiners”) by comparing the facilities reported by suppliers to the CFSI's Standard Smelter List, the data gathered by the U.S. Department of Commerce, and by conducting its own independent research. The Provider also researched and reviewed mine information for all verified smelters or refiners in an effort to determine the country of origin of the minerals processed.

The Provider attempted to match each identified smelter or refiner to available lists of smelters and refiners that have been certified by internationally-recognized validation schemes, such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery program (“LBMA”), and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”). If a smelter or refiner was not certified by an internationally-recognized scheme, the Provider attempted to contact the entity to gather more information about its sourcing practices. In addition, the Provider also performed research using publicly available sources of information regarding the smelter’s or refiner’s sourcing practices.

The Company sought to understand the risk levels associated with conflict minerals in the supply chain. A smelter’s or refiner’s overall risk is based on various factors, including whether the smelter has been identified as “valid” and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), as well as the smelter’s geographic location, including its proximity to the Covered Countries.

The Provider assessed supplier risk based on its determination of the likelihood that a supplier provided conflict minerals to the Company that may have originated from sources that are not conflict free, considering the smelters or refiners declared by that supplier on its CMRT.

Additionally, we evaluated suppliers based on the strength of their conflict minerals programs. The criteria used to evaluate the strength of a supplier’s program consisted of the following:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from suppliers?

•	Does the supplier’s verification process include corrective action management?

The Company has, through the Provider, provided training to suppliers on conflict minerals, the Conflict Minerals Rule and the CMRT. This includes instructions on completing the CMRT and discussions with supplier personnel.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in the supply chain. Plexus has determined that seeking information about conflict minerals smelters and refiners in the supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in the supply chain. This was done by adopting the methodology outlined by the OECD Guidance and by requiring suppliers to conform with the same standards to meet the OECD Guidance, and report to Plexus using the CMRT. Through this process, we believe we have made reasonable efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

Step 3: Design and implement a strategy to respond to identified risks

Following the assessment of supplier risk discussed above, Plexus followed up with suppliers whom we had reason to believe may be sourcing conflict minerals originating from a smelter or refiner in the Covered Countries. We also followed up with any supplier that did not submit a valid response to the CMRT and encouraged them to provide complete and accurate data via the CMRT.

As stated in our Conflict Minerals Policy, Plexus requires all in-scope suppliers to provide completed conflict minerals declarations using the CMRT. Plexus may reconsider its willingness to partner with suppliers that fail to comply with our Conflict Minerals Policy.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

Plexus relies on multi-stakeholder initiatives that provide verification processes for smelters or refiners who provide conflict minerals to companies in its supply chain. Plexus, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we do not conduct purchasing activities directly in the Covered Countries. In addition, we do not perform or direct audits of the smelters or refiners listed by our suppliers as being potentially a part of our supply chain.

Step 5: Report annually on supply chain due diligence

This Report (and the related Form SD) was filed with the SEC and is available on the Plexus website at: http://www.plexus.com/sites/default/files/resources/2015_plexus_conflict_minerals_report.pdf.

Due Diligence Results

Using the processes outlined above, Plexus surveyed the in-scope suppliers for calendar year 2015 and reviewed the responses received. As previously noted, the Company, along with the Provider, followed up with suppliers who did not respond or who provided incomplete responses, or whose responses contained inconsistencies, in an effort to secure valid and complete responses.

On the basis of the due diligence measures discussed in this Report, Plexus does not have sufficient information from our suppliers or otherwise to conclusively determine the country of origin of the conflict minerals in the products we manufactured, or were contracted to manufacture, in calendar year 2015 or whether the conflict minerals were from recycled or scrap sources. As a result of these due diligence measures, Plexus has identified the 320 smelters and refiners listed in Annex A to this Report as potentially processing the conflict minerals provided by its suppliers. Based on information provided by Plexus’ suppliers, CFSI’s country of origin data and the research provided by the Provider, the smelters or refiners listed in Annex A are believed to have provided conflict minerals to Plexus’ supply chain.

As previously disclosed, Plexus does not do business directly with any of the smelters or refiners listed. The list was generated based on information received from the Company’s suppliers. Plexus continues to conduct independent research on smelters and refiners and will work with suppliers throughout our supply chain to help improve and refine reported information in future years. Plexus will continue to communicate expectations and information requirements to our direct suppliers. We will continue to make inquiries to direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified.

Although we requested information at a product level, as previously disclosed, a majority of suppliers returned information at a company or division level, not at a product level. Therefore, the information provided was not necessarily limited to smelters or refiners confirmed to be in the Company’s supply chain. In addition, various supplier responses were incomplete, as all minerals supply chain participants continue to map their upstream supply chains. As a result, Plexus is unable to definitively validate whether the facilities listed in Annex A.

Steps to Continuously Improve Due Diligence

In addition to the initiatives outlined above, Plexus plans to take the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that these conflict minerals benefit armed groups:

•
Actively participate in and support industry trade groups to help improve communication throughout the supply chain. Plexus is an applicant member of the EICC, and will continue its membership activity through the coming year.

•	Continue to partner with certain customers to help educate suppliers on our ongoing expectations supporting responsible sourcing decisions.

•
Continue to expand and improve supplier engagement. With the goal of increasing the response rate and quality of survey responses, Plexus will continue to reach out to suppliers, support education and training, and seek to integrate expectations into new supplier contracts.

•	Evaluate ongoing supplier relationships with those suppliers that do not comply with our Conflict Minerals Policy.

•
Continue to enhance and refine due diligence measures. Based on an evaluation of the 2015 supplier survey process, Plexus will continue to work with third-party service providers to enhance its supplier survey and due diligence processes.

Annex A
List of Identified Smelters/Refiners for 2015

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asahi Refining Canada Limited	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	REPUBLIC OF KOREA	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	REPUBLIC OF KOREA	CID000988
Gold	Korea Zinc Co. Ltd.	REPUBLIC OF KOREA	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	REPUBLIC OF KOREA KOREA	CID001555
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Torecom	REPUBLIC OF KOREA	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	An Thai Minerals Company Limited	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095